Exhibit 99

Marine Products Corporation to Present at the

B. Riley & Co. 2nd Annual Consumer Conference

ATLANTA, September 12, 2016 – Marine Products Corporation (NYSE: MPX) announced today that it will present at the B. Riley & Co. 2nd Annual Consumer Conference in New York tomorrow, Tuesday, September 13, 2016, at 2:30 p.m. Eastern Time.

The presentation will provide a corporate overview, highlight the products that Marine Products Corporation provides and discuss the most recently published financial results. Management's remarks will be available in real time at Marine Products Corporation investor website, www.marineproductscorp.com, and will be archived on for a period of 90 days following the presentation.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo outboard sport fishing boats.  The Company continues to diversify its product lines through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com